EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

[KPMG LETTERHEAD]

The Board of Directors
Cyanotech Corporation:

We consent to the incorporation by reference in the Registration Statement for the 2005 Stock Option Plan on Form S-8 of Cyanotech Corporation of our reports dated June 16, 2006, except as to note 13, which is as of February 13, 2007, with respect to the consolidated balance sheets of Cyanotech Corporation as of March 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 31, 2006, and the related financial statement schedule, which reports appear in the March 31, 2006 annual report on Form 10-K/A of Cyanotech Corporation.  Our reports refer to the restatement of the Company’s consolidated financial statements as of March 31, 2006 and 2005 and for each of the years in the three-year period ended March 31, 2006.

/s/ KPMG LLP
Honolulu, Hawaii
April 5, 2007

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